Exhibit 10.1

                                 REVOLVING NOTE

Maximum Principal Advance: $50,000                        Minneapolis, Minnesota

First Advance: $5,000                                     September 20, 2006

IN CONSIDERATION of amounts advanced hereunder, HPC Acquisitions, Inc. a Nevada corporation ("Borrower") promises to pay to the order of Craig Laughlin, residing at 10935 57th Ave. No., Plymouth, MN 55442 ("Lender"), in lawful money of the United States, all principal, together with accrued interest and all other charges owed under the terms of this Note as hereinafter set forth.

So long as Lender is the sole officer and director of Borrower, Lender agrees to advance additional amounts hereunder as reasonably required by the Borrower to fund its general and administrative expenses, including professional fees and costs incurred by the Borrower, provided that such amounts do not exceed the maximum principal advance stated above.

Prior to maturity, interest shall accrue on the unpaid balance of the Note at a fixed rate of six percent (6%) simple interest per annum.

The total outstanding principal balance and accrued and unpaid interest, together with all other amounts due thereon shall be due and payable in full no later than three years from the date hereof, or sooner at Borrower's sole discretion. Borrower shall make payment to Lender in immediately available United States funds at the address set forth above, or such other location as Lender may specify from time to time, on the due date.

Borrower may prepay the balance of the outstanding principal or interest under this Note, or any part of the Note, without penalty at any time.

All payments shall be applied in the following order: (i) to any collection costs Lender may have incurred in procuring Borrower's performance on this Note;
(ii) to the outstanding interest that has accrued on the balance of the Note; and (iii) to the outstanding principal balance of the Note.

Borrower agrees to pay all collection costs of Lender, including, but not limited to, all reasonable attorneys' fees and legal expenses (whether or not suit is commenced and whether or not incurred in connection with appeal of a lower court judgment or order and in collecting any judgment entered thereon) and any other costs or fees awarded to Lender by a court.

No waiver of any Lender's rights may be implied by any failure of Lender to act or any delay by Lender in taking action in connection with exercising any of Lender's rights under this Note or any other agreement between Borrower and Lender.

This Note shall be made under, and shall be interpreted and enforced in accordance with, the laws of the State of Minnesota
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Borrower waives presentment, demand for payment, notice of dishonor, protest and notice of protest. The addition or release of any party, surety, or guarantor of the collateral shall not affect Borrower's liability hereunder. Lender's agreement to advance funds pursuant to the terms hereof is made in reliance upon the information Borrower has given to Lender in connection with this Note, which Borrower promises is true and correct. Any information Borrower provides to Lender in the future shall also be true and correct.

IN WITNESS WHEREOF, this Note has been executed as of the date set forth above.

HPC Acquisitions, Inc.


/s/ Craig Laughlin
----------------------------
It's President


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